EXHIBIT 10.1


                                    AGREEMENT

         THIS AGREEMENT is dated as of the 26th day of July, 2000 and is by and between ROBERT N. ELKINS ("Elkins"), an individual with an address of 7583 Bay Colony Road, Naples, Florida 34108, and INTEGRATED HEALTH SERVICES, INC. ("IHS" or the "Company"), a Delaware corporation with an address of 910 Ridgebrook Road, Sparks, Maryland 21152, on behalf of itself and its subsidiaries,

         WHEREAS, IHS and affiliates are debtors and debtors in possession in procedurally consolidated Chapter 11 cases (the "Case") pending in the United States Bankruptcy Court for the District of Delaware (the "Court") (IHS and the other entities who are debtors and debtors in possession in the Case are sometimes collectively referred to as the "Debtors").

         WHEREAS, Elkins and IHS are parties to an Employment Agreement dated as of January 1, 1994, which was amended by Amendment No. 1 dated as of January 1, 1995, which was amended by Amendment No. 2 dated as of November 18, 1997, and which was supplemented by Supplemental Agreement dated as of November 18, 1997 and Amendment No. 1 to Supplemental Agreement dated as of September 30, 1998 (collectively the "Employment Agreement"); and

         WHEREAS, Elkins is Chairman of the Board, Chief Executive Officer, and President of IHS and is entitled to indemnity from the Debtors pursuant to the Company's ByLaws, Certificate of Incorporation, and applicable law; and

         WHEREAS, in December 1997, IHS sold an aircraft to RNE Skyview LLC ("Skyview"), a limited liability company in which Elkins is the sole member, and simultaneously IHS and Skyview entered into an Aircraft Lease Agreement dated as of December 12, 1997 (the "Aircraft Lease"), which remains in force and effect; and

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         WHEREAS,  IHS from time to time has  advanced  Elkins money to purchase stock in IHS, exercise stock options in IHS and pay taxes associated with option exercise, which advances are memorialized by the documents referred to in Exhibit A (sometimes collectively referred to as the "Notes"); and

         WHEREAS, the Company maintains a primary policy of Directors, Officers and Corporate Liability insurance with National Union Fire Ins. Co. of Pittsburgh, PA ("National Union") (policy no. 858-35-56) (the "National Union Primary Policy"), and excess policies with Zurich American Insurance Company (policy no. DOC202729302), Gulf Insurance Company (policy no. GA0436277), the Chubb Group of Insurance Companies (policy no. 7942-44-24-AKCO), and National Union (policy no. 858-35-55) (said insurance policies, together with all endorsements through the date hereof, collectively referred to as the "D&O Policies"), providing a total of $90 million in insurance coverage on the terms and subject to the conditions set forth in the D&O Policies; and

         WHEREAS, as of February 1, 1998 IHS caused its wholly-owned subsidiary Lyric Health Care LLC. ("Lyric") to sell a 50% membership interest to TFN Healthcare Investors, Inc. ("TFN"), an entity controlled by Timothy F. Nicholson ("Nicholson"), and Nicholson became Managing Director of Lyric; and

         WHEREAS, as of December 31, 1998, one or more of the Debtors sold twenty-seven (27) long term care facilities and five (5) specialty hospitals to Monarch Properties, LP ("Monarch LP") for cash, plus contingent earn out payments. As of March 25, 1999, the Company sold a nursing facility to Monarch Properties at Jacksonville, LLC ("Monarch Jacksonville"). Monarch LP and Monarch Jacksonville leased those facilities to affiliates of Lyric, and an affiliate of IHS manages those facilities for Lyric pursuant to management agreements (the "Management Agreements"); and

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         WHEREAS, the Debtors after careful  consideration,  have concluded that entry into and performance of this Agreement represents a sound exercise of the Debtors' business judgment, and is in the best interests of the Debtors, their estates and their Creditors; and

         WHEREAS, the parties intend this Agreement to resolve, among other things, all the Claims and causes of action which Elkins and the other Elkins Released Parties have or may have against the Debtors and all Equity Interests which the Elkins Released Parties have in IHS, including rights to purchase or otherwise acquire stock in IHS, and to effect a total termination of Elkins' interests in IHS and the other Debtors and their subsidiaries.

         NOW,   THEREFORE,   in  consideration  of  their  mutual  promises  and
covenants, and intending to be legally bound, the parties hereto represent, warrant, covenant and agree as follows:

         1.0 DEFINITIONS. As used in this Agreement, the following capitalized terms (not already defined in the Recitals above) shall have the meanings set forth below:

         1.1 "APPROVAL ORDER" means the Order of the Court authorizing the Debtors to perform the transactions contemplated by this Agreement, in form and substance reasonably satisfactory to the parties.

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         1.2  "AVOIDANCE  POWER  CAUSE OF  ACTION"  means  rights  and  remedies accruing to or vested in the Debtors pursuant to Chapter 5 of the Bankruptcy Code, including 11 U.S.C. ss.ss. 544, 547, 548, 549, 550 or 553.

         1.3 "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, and as codified in title 11 of the United States Code.

         1.4  "BANKRUPTCY   RULES"  means  the   Federal   Rules   of Bankruptcy
Procedure.

         1.5  "BOARD" means the Board of Directors of IHS.

         1.6  "CLAIM" has the meaning set forth in 11 U.S.C.ss.101(5).

         1.7 "CLOSING" means the consummation of the transactions contemplated by this Agreement.

         1.8   "CLOSING   DATE"  means  the  date  on  which  the   transactions
contemplated by this Agreement are consummated, and the Closing occurs.

         1.9 "CLOSING PAYMENT" means the sum of $1,494,000 in immediately available funds, plus transfer of good and clear title to the Tangible Personal Property..

         1.10 "COMMITTEE" means the Official Committee of Unsecured Creditors duly appointed in the Case, as the same may be constituted from time to time.

         1.11  "COBRA" means  the  Comprehensive  Omnibus  Budget Reconciliation
Act.

         1.12 "CONSULTING AGREEMENT" means the Consulting Agreement, to be entered into between IHS and Elkins, substantially in the form of Exhibit B annexed hereto.

         1.13 "CREDITOR" means any entity with a claim against any of the Debtors, including the holder of a Claim arising from ownership of an Equity Security issued by any of the Debtors.

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         1.14  "EFFECTIVE  DATE"  means  the  date  on  which  the  parties have executed and delivered this Agreement and the Committee has executed and delivered to Elkins the letter agreement annexed hereto as Exhibit C.

         1.15 "ELKINS RELEASED PARTY" means Elkins, his spouse, his children, his parents, Skyview, and those Entities set forth on Schedule 1.15 which are owned or controlled by Elkins, and their respective, successors, heirs, or legal representatives.

         1.16  "ENTITY" has the meaning set forth in 11 U.S.C.ss.101(15).

         1.17  "EQUITY  SECURITY"  has  the  meaning  set  forth  in   11 U.S.C.
ss.101(16).

         1.18 "FINAL ORDER" means an order or judgment of the Court, or other court of competent jurisdiction, as entered on the docket of such court, that has not been reversed or stayed, and as to which (a) the time to appeal or petition for certiorari has expired and no timely filed appeal or petition for certiorari is pending, or (b) any appeal taken or petition for certiorari filed has been resolved by the highest court to which the order or judgment was appealed from or from which certiorari was sought.

         1.19  "INSURER" means the insurer under any of the D&O Policies.

         1.20 "LOSS" has the meaning set forth in the National Union Primary Policy.

         1.21 "MONARCH/LYRIC RELEASED CLAIMS" means any Claim of the Debtors, including any Avoidance Power Cause of Action, against any of the Monarch/Lyric Released Parties seeking to unwind, modify, avoid or rescind the transactions between any of the Debtors and the Monarch/Lyric Released Parties described in the preamble to this Agreement, including any Claim to recover any property from any Monarch/Lyric Released Party in connection with or related to any such Claim to unwind, modify, avoid or rescind any such transaction; provided, however, to the extent any such Claim is based upon any written contractual obligations of any

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of the  Monarch/Lyric  Released Parties to any of the Debtors,  such Claim shall not constitute a Monarch/Lyric Released Claim. Additionally, the Debtors' rights under the Management Agreements, and any other agreements between or among the Debtors and the Monarch/Lyric Released Parties and the Debtors' rights to receive any payments from any of the Monarch/Lyric Released Parties pursuant to any written agreements between the Debtors and any of such parties, shall not constitute a Monarch/Lyric Released Claim, and shall not be affected by this Agreement.

         1.22 "MONARCH/LYRIC RELEASED PARTIES" means, collectively, Monarch LP, Monarch Jacksonville, the affiliates of Monarch LP and Monarch Jacksonville set forth on Exhibit D hereto(the "Monarch Released Parties" or "Monarch Entities"), Lyric, the affiliates of Lyric set forth on Exhibit E hereto, TFN and Nicholson (the "Lyric Released Parties" or "Lyric Entities").

         1.23  "PLAN" means any plan of reorganization for any of the Debtors.

         1.24 "RELEASED CLAIMS" means all Claims, rights, causes of action (including Avoidance Power Causes of Action), notes, debts, accounts payable, rights of reimbursement or contribution, demands, judgments, suits, matters and issues, known or unknown, whether individual, class, derivative, representative, legal, equitable, or any other type, or in any other capacity, of the Debtors, in each case against an Elkins Released Party. Released Claims (i) shall not include Claims giving rise to a Loss arising from Wrongful Acts, it being the express intent of the parties to this Agreement that the insurance available, if any, pursuant to the D&O Policies shall be the sole source of recovery for any Claims of the Debtors which do not constitute Released Claims; provided, however, a Claim against Elkins giving rise to a Loss arising from a Wrongful Act shall constitute a Released Claim if the Loss incurred by Elkins with respect thereto exceeds the amount actually paid by the Insurer under any D&O Policy (but shall

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constitute a Released Claim only for the amount of such excess);  (ii) shall not include conduct by Elkins which constitutes criminal fraud, for which Elkins has been convicted by Final Order of a court of competent jurisdiction; and (iii) shall not include Elkins' obligations under this Agreement, including under sections 8.2 and 8.3 hereof. Notwithstanding anything contained herein to the contrary, Released Claims shall not include Claims, if any, held by Entities other than the Debtors or their estates, including Claims, if any, held by Creditors.

         1.25  "RELEASEE" means any Entity receiving a Release hereunder.

         1.26 "RELEASOR" means any Entity granting a Release of any other Entity under this Agreement.

         1.27 "TANGIBLE PERSONAL PROPERTY" means those items of personal property set forth on Exhibit F hereto.

         1.28 "WRONGFUL ACT" has the meaning set forth in the National Union Primary Policy.

         1.29 OTHER DEFINITIONS. A term used and not defined herein, but that is defined in the Bankruptcy Code, shall have the meaning set forth therein. The words "herein", "hereof", "hereto", "hereunder" and others of similar import refer to this Agreement as a whole and not to any particular section, subsection, or clause in this Agreement. The word "including" shall mean "including, without limitation." The singular shall include the plural and vice versa, unless the context otherwise requires.

         2.0   REPRESENTATIONS AND WARRANTIES OF ELKINS.

         2.1 Elkins has the legal capacity, power and authority to enter into and perform (and to cause Skyview to perform) this Agreement. The execution, delivery and performance of this Agreement will not violate any agreement to which he or Skyview is a party, nor will it violate any provision of law, ordinance or regulation to which he or Skyview is subject.

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         2.2  All of his representations and warranties will be true and correct as of the Closing Date.

         2.3 Elkins, Skyview and the other Elkins Released Parties will not transfer, sell, assign or convey any of their Claims against or Equity Securities issued by any of the Debtors prior to the Closing Date, and they will not acquire any other Claims against or Equity Securities issued by any of the Debtors.

         2.4 No attachment, execution, assignment for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy, or actions pursuant to any other debtor relief laws are pending against Elkins or Skyview.

         2.5  Elkins  has  performed  such  investigation,   and  consulted  his
professional advisors, as he deems necessary to allow him to make an informed determination concerning the merits of this Agreement, and has determined it to be in his best interests.

         2.6 Elkins represents and warrants that all agreements between or among the Debtors and the Monarch/Lyric Released Parties, including the Management Agreements, are in full force and effect (except to the extent enforceability may be limited by application of the Bankruptcy Code) and that the transactions contemplated by this Agreement (including the termination of Elkins employment and status as an officer or director of any of the Debtors) will not adversely impact the Debtors' rights under such agreements, or give any of the Monarch/Lyric Released Parties the right or ability to terminate, cancel or materially amend or modify any such agreements.

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         3.0   REPRESENTATIONS AND WARRANTIES OF DEBTORS.

         3.1 Subject to entry of the Approval Order; (a) the Debtors have the legal capacity, power and authority to perform the transactions contemplated by this Agreement, and (b) the execution, delivery and performance of this Agreement will not violate any agreement to which the Debtors are a party, nor will it violate any provision of law, ordinance or regulation to which they are subject.

         3.2 All of their representations and warranties will be true and correct as of the Closing Date.

         3.3 The Debtors will not transfer, sell, assign or convey any of their Claims against any Elkins Released Party or any Monarch/Lyric Released Party prior to the Closing Date, and they will not acquire any other Claims against any Elkins Released Party or Monarch/Lyric Released Party.

         3.4 The Debtors believe that entry into and performance of this Agreement represents a sound exercise of their business judgment, and is in the best interests of the Debtors, their estates and their Creditors.

         4.0   COVENANTS OF THE DEBTORS, AND ELKINS.

         4.1 Promptly after execution of this Agreement, the Debtors will file a Motion (the "Motion"), in form and substance satisfactory to the Debtors and Elkins, for entry of the Approval Order. Notice of the Motion will be served on Creditors and other parties in interest, in accordance with the Bankruptcy Rules, or as otherwise ordered by the Court. Concurrently with filing of the Motion, the Debtors will apply to the Court for an Order (the "Scheduling
Order") fixing the hearing date on the Motion and the parties to be served therewith. The Debtors will seek to have the Scheduling Order provide that the time for any Elkins Released Party to file a proof of claim or interest against any of the Debtors will be extended to and including September 30, 2000.

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         4.2 The Debtors will diligently  prosecute the Motion,  the Debtors and
Elkins will submit pleadings and such other evidence as are necessary or appropriate to support the Motion, and the Debtors and Elkins will use their best efforts to obtain entry of the Approval Order.

         4.3 If the Approval Order is entered, the Debtors and Elkins will fully and timely perform their obligations under this Agreement, and will promptly close the transactions contemplated by this Agreement.

         4.4 Without Elkins written consent, which shall not be unreasonably withheld, the Debtors will not take any action (whether by way of application to any court, pursuant to a Plan, or otherwise) (a) to vacate, amend or modify this Agreement or the Approval Order, or (b) to deprive any Elkins Released Party of the benefits of this Agreement.

         4.5 The Debtors shall not take any action to redeem, terminate, reduce, cancel or otherwise adversely affect the continuation or maintenance of the D&O Policies, (including seeking a premium refund, reduction or recovery), in a manner that would adversely affect the rights of any Elkins Released Party under this Agreement or under the D&O Policies. The Debtors shall take all actions reasonably necessary to maintain and continue the D&O Policies in full force and effect, including the timely payment of all premiums due or to become due. Elkins shall have no liability for any Retention amount (as defined under the National Union Primary Policy). If and to the extent National Union contends that Elkins or the Company are liable for any Retention amount under the National Union Primary Policy, the Company shall fully discharge and pay all of such Retention amount. The Debtors shall pay any and all Defense Costs (as defined in the National Union Primary Policy) reasonably incurred by Elkins within thirty (30) days of demand for payment, and will be entitled to claim Elkins' rights of reimbursement

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from the Insurer under any D&O Policy for all such Defense Costs  actually paid.
In the event any Insurer refuses to reimburse Defense Costs, which refusal is sustained as proper by a final judgment of a court of competent jurisdiction in an action in which Elkins had adequate notice and an opportunity to be heard on the issue, then Elkins shall promptly refund to IHS any Defense Costs paid to him by the Debtors but not reimbursed to the Debtors by such Insurer.

         4.6 As of the Closing, and for a period of 20 days thereafter, Elkins' personal assistant, Laura Stouffer, shall be entitled to resign her position with the Company. If she elects to do so, then within ten days after receipt of notice of such election from Ms. Stouffer, (a) the Debtors will execute and deliver to Ms. Stouffer a general release of all Claims against her, if any, and will pay Ms. Stouffer the sum of $35,000 in full settlement and satisfaction of all her Claims against the Company, and (b) Ms. Stouffer will execute and deliver to the Company a general release of all Claims, if any, against the Debtors held by her.

         4.7 The Debtors will not take any action to affect the Tangible Personal Property prior to Closing, without the prior written consent of Elkins.

         4.8 The Debtors and Elkins agree that the Approval Order shall authorize the Committee to execute and perform the letter agreement annexed as Exhibit C and shall also contain decretal paragraphs effective upon the occurrence of the Closing that will provide:

             (a) The Debtors and all Entities are permanently barred, enjoined and restrained from commencing, prosecuting or asserting any Released Claim against any of the Elkins Released Parties, in any court, arbitration, administrative agency or forum, or in any other manner, and that all Released Claims against any of the Elkins Released Parties are extinguished, discharged, satisfied and unenforceable. The Elkins Released Parties are permanently barred, enjoined and restrained from commencing, prosecuting or asserting any Claims against the

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Debtors in any court,  arbitration,  administrative  agency or forum,  or in any other manner, which have been released under this Agreement, and all such Claims against the Debtors are extinguished, discharged, satisfied and unenforceable.

             (b) The Debtors and all Entities are permanently barred, enjoined and restrained from commencing, prosecuting or asserting any Monarch/Lyric Released Claim against the Monarch/Lyric Released Parties, in any court, arbitration, administrative agency or forum, or in any other manner, and that all Monarch/Lyric Released Claims are extinguished, discharged, satisfied and unenforceable.

             (c) To the extent any Debtor sues an Entity and in connection with such suit such Entity asserts a claim for contribution, indemnification, recovery of loss or potential loss, or otherwise, however denominated, arising under state or federal law, including claims based upon tort or contract, as direct claims, crossclaims, counterclaims or third party claims in any court, arbitration, administrative agency or forum or in any other manner (each a "Contribution Claim" and collectively "Contribution Claims") against any Elkins Released Party or Monarch/Lyric Released Party which Contribution Claim is not precluded by the Approval Order, then such Debtor, shall automatically, and without any further act on the part of any party, credit against or reduce the amount of any judgment it may obtain against such Entity by an amount equal to the amount as is determined by trial or otherwise in a Final Order to be the amount due to such Entity from such Elkins Released Party in excess of any amounts payable by any Insurer under any of the D&O Policies, or from such Monarch/Lyric Released Party, by reason of such Entity's assertion of a Contribution Claim against such Elkins Released Party or Monarch/Lyric Released Party.


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         (d) For  termination  of the  Aircraft  Lease as of the  Closing  Date,
releasing and discharging all Claims held by Skyview arising from such termination, and providing that IHS shall pay Skyview all normal lease payments due pursuant to the Aircraft Lease through the Closing Date.

         4.9 After the Closing Date, the Debtors will not seek, request or demand, with or without formal legal process, any discovery, records or information, pursuant to the Bankruptcy Rules or otherwise, from any Elkins Released Party directly relating to any Released Claim. After the Closing Date, Elkins will respond promptly to reasonable requests by the Debtors for information with respect to other matters.

         4.10 To the extent the Debtors seek to include in a Plan exoneration of, indemnity for, or a release of Claims against any of the debtors' officers or directors, then the Debtors shall use their reasonable efforts to cause Elkins to receive the benefits of such exoneration, indemnity or release; provided, however, that any such release shall not include Claims giving rise to a Loss arising from Wrongful Acts, unless the Loss incurred by Elkins with respect thereto exceeds the amount actually paid by the Insurer under any D&O Policy, but such release shall apply only to the amount of such excess. To the extent the Debtors apply to any court for an injunction against the commencement or continuation of any action against any of their officers or directors, in which Elkins is threatened to be named or is a named party, the Debtors shall use their reasonable efforts to cause Elkins to receive the benefits of any injunction which may be sought or issued.

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         4.11 Elkins and Laura Stouffer (in the event she resigns her employment with IHS after the Closing Date) shall be entitled to continuation of their existing health insurance benefits for a period of eighteen (18) months after the Closing Date, in accordance with COBRA, and the costs of such continued benefits will be paid by the Company.

         4.12 Elkins shall vacate his office at the Company's Sparks, Maryland headquarters no later than the Closing Date. The Debtors will provide Elkins with reasonable access to their business records and accounting personnel on reasonable advance notice for purposes of facilitating his filing of tax returns and compliance with this Agreement.

         5.0  CLOSING CONDITIONS.

         5.1 Conditions to Obligation of Each Party to Effect the Closing. The respective obligations of each party to effect the Closing shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

              (a)   The Approval Order has been entered.
              (b) No restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction prohibiting the consummation of the transactions contemplated hereby shall be in effect.

         5.2 Additional Conditions to Obligations of Elkins. The obligations of Elkins to effect the Closing are also subject to the following conditions (any one or more of which may be waived by Elkins in a writing signed by him).

              (a) Each of the representations and warranties of the Debtors set forth herein shall be true and correct, individually and in the aggregate, in all material respects.

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              (b)   The  Debtors  shall   have   performed  or  complied  in all
material respects with all of their agreements and covenants contained in this Agreement, to be performed or complied with by any one or more of them at or prior to the Closing Date.

              (c)   The Approval Order has become a Final Order.

              (d) The Committee is not in default of its obligations under Exhibit C.

         5.3 Additional Conditions to Obligations of Debtors. The obligations of the Debtors to effect the Closing are also subject to the following conditions (any one or more of which may be waived by Debtors and Committee in a writing signed by both of them).

              (a) Each of the representations and warranties of Elkins set forth herein shall be true and correct, individually and in the aggregate, in all material respects.

              (b) Elkins shall have performed or complied in all material respects with all of his agreements and covenants contained in this Agreement, to be performed or complied with by him at or prior to the Closing Date.

              (c)   The Approval Order has become a Final Order.

         6.0  THE CLOSING.

         6.1 The Closing will occur on a date and at a location mutually agreeable to the parties, within three business days after satisfaction or waiver of all conditions to Closing.

         6.2 At the Closing, Elkins and/or Skyview shall execute and deliver to the Debtors the following:

              (a) Written resignations by Elkins of all of his positions as an officer or director of any of the Debtors, effective as of the Closing Date.

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

              (b) An instrument effective to transfer and convey to IHS all of Elkins' common stock, and rights to acquire common stock or other equity interests in IHS.

              (c) The Consulting Agreement.

              (d) Documents executed by the Elkins Released Parties providing for the releases granted by such parties under Section 7.1 of this Agreement.

         6.3 At the Closing, the Debtors shall execute, deliver or transfer to Elkins all of the following, free and clear of any and all liens, claims and encumbrances:

              (a) The Closing Payment (which shall constitute prepayment in full
by  the  Debtors  of  all   consideration   due  Elkins  under  the   Consulting
Agreement).

              (b) The Notes.

              (c) The Consulting Agreement.

         6.4 At Closing, IHS shall pay directly to the federal, and appropriate state and local taxing authorities for the account of Elkins the following amounts:

                  (i)  to the Internal Revenue  Service, an amount equal to: (a)
1.389 multiplied by (b) twenty eight percent (28%) of the sum of (x) the total amount of outstanding principal plus interest accrued on the Notes as of the Closing Date, (y) all principal and interest forgiven on the Notes since January 1, 2000 (the sum of clauses (x) and (y) in this subsection referred to herein as the "Released Amount"), and (z) amounts payable pursuant to Sections 6.4 (ii) and (iii) (to the extent applicable).

                  (ii) to the appropriate state and local taxing authority which imposes a tax on all or any part of Elkins' income: the amount which is required under applicable state or local law to be withheld by IHS and remitted to such taxing authority based upon the Released Amount, and any federal, state or local tax payment, being treated as employee compensation to Elkins as of the Closing, grossed up for any additional state or local withholding taxes due on any amounts payable pursuant to this Section 6.4.

               (iii) to the applicable taxing authorities: all employment, excise and payroll taxes imposed on Elkins or IHS by any federal, state or local taxing authorities on account of Elkins' constructive receipt of the Released Amount or of any of the payments to be made by IHS pursuant to this Section 6.4.

         Both IHS and Elkins shall treat and report the Released Amount and all amounts payable under Section 6.4 (i), (ii) and (iii) (to the extent applicable) as employee compensation to Elkins subject to withholding for all tax purposes.

         7.0   RELEASES; COVENANTS NOT TO SUE; INDEMNITY.

         7.1 As of the conclusion of the Closing, and without the need for any further act by any party, and without a separate release being executed: (i) Elkins, Skyview and the other Elkins Released Parties shall be deemed to have, and shall have, fully, finally and forever released, relinquished and discharged all Claims that they individually or collectively, whether directly, representatively, derivatively or in any other capacity, ever had, now have, or hereafter can, shall or may have against the Debtors; (ii) the Debtors shall have, and shall be deemed to have fully, finally and forever released, relinquished and discharged all Elkins Released Parties from all Released Claims that they individually or collectively, whether directly, representatively, derivatively or in any other capacity, ever had, now have, or hereafter can, shall or may have ; (iii) the Debtors shall have, and shall be deemed to have fully, finally and forever released, relinquished and discharged all Monarch/Lyric Released Parties from all Monarch/Lyric Released Claims; and (iv) the Elkins Released Parties shall have, and shall be deemed to have fully, finally and forever released, relinquished and discharged all present or former members of the Board of Directors of the Debtors from any Claims they may hold against such persons arising from the service by such persons on the Debtors' Boards of Directors. Nothing contained herein shall be deemed to constitute a release, waiver or discharge of any Entity's rights under this Agreement.

         7.2 Each Releasor hereby expressly agrees that it waives and releases, with respect to the Claims to be released by it pursuant to this Agreement, any and all provisions, rights and benefits conferred either (i) by ss. 1542 of the California Civil Code, which reads: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor," or (ii) by any law of any state or territory of the United States, or principle of common law, which is similar, comparable or equivalent to ss. 1542 of the California Civil Code.

         7.3 Each Releasor hereby covenants and agrees not to bring, commence or institute any action, proceeding or claim in any court, arbitration panel, agency or other tribunal against any Releasee seeking to recover on the Claims released pursuant to the provisions of this Agreement.

         7.4 The Debtors shall indemnify the Elkins Released Parties and hold them harmless from all loss, cost or expense, including reasonable attorneys fees, which any of them may incur or suffer arising from or related to the prosecution by any Entity, including the Debtors, the Committee, any Creditor, any trustee for any of the Debtors who may be appointed or elected in the Case or in any superseding case under Chapter 7 of the Bankruptcy Code for any of the Debtors, or any successor of the Debtors, against any one or more of the Elkins Released Parties of any of the Released Claims.

         8.0 EMPLOYMENT AGREEMENT, NON-COMPETITION, NON-SOLICITATION

         8.1 Elkins' Employment Agreement shall be deemed terminated with the consent of the parties as of conclusion of the Closing. IHS shall pay Elkins all amounts earned by and due to him under his Employment Agreement for salary, benefits, and reimbursement of his ordinary and necessary business expenses through the Closing Date . The terms and conditions and all provisions of the Employment Agreement shall be deemed terminated, canceled and of no further force and effect as of the conclusion of the Closing, with the exception of
Article 4.1 thereof. No party to the Employment Agreement shall have any continuing rights or obligations under the Employment Agreement after the Closing, except with respect to Article 4.1 of such agreement.

         8.2 Beginning on the first day after the Closing Date, and continuing for a period of one year thereafter, and so long as no default on the part of the Debtors, or of the Committee under Exhibit C, has occurred and is continuing, Elkins agrees that he will not, without the express written consent of IHS and the Committee (if the Committee is still in existence), directly or indirectly, for himself or on behalf of any other person, (i) solicit for employment, or recommend that any subsequent employer of Elkins seek to employ, any person who, at the time of such solicitation or recommendation, is employed by any of the Debtors; (ii) solicit, or endeavor to entice away, or direct any other Entity to solicit or endeavor to entice away, any customer of the Debtors who, at the time of such solicitation, diversion or enticement, is known by Elkins to be a customer of any of the Debtors ; or (iii) except for Monarch LP, Monarch

Jacksonville, and the affiliates of Monarch LP and Monarch Jacksonville set forth on Exhibit D hereto (the "Monarch Entities"), be employed by, be a director, officer or manager of, act as a consultant for, be a partner in, have a material proprietary interest in, or otherwise render material assistance to any Entity that then derives 5% or more of its consolidated gross revenues from
(a) operating or managing subacute healthcare facilities, or (b) providing oxygen or durable medical equipment in the home in a manner similar to the current business operations of the Company's Rotech Medical subsidiaries (the "Rotech Business") (any such Entity being hereinafter referred to as a "Competitor"). This provision shall not be construed to prohibit Elkins from (a) acting as an employee, member, manager, officer, director, or consultant for, or owning more than 10% of, the outstanding voting shares of the equity securities of the Monarch Entities; or (b) owning up to 10% of the outstanding voting shares of the equity securities of any company whose securities are listed for trading on any national securities exchange, or (c) serving as a director of any company which is not directly in the business of operating or managing any subacute healthcare facility or in the Rotech Business, or (d) being employed by, acting as an officer or director of, investing in or rendering services to, any subsidiary or division of a Competitor so long as (A) such subsidiary or division does not itself compete directly with the Debtors in the operation or management of any subacute healthcare facilities, or in the Rotech Business, and
(B) Elkins has no duties, responsibilities or investment in respect of any portion of the business of the Competitor that does compete directly with the Debtors in any subacute healthcare market or in the Rotech Business; or (e) investing in, owning shares or interests in, or acting as an officer, director, employee, member, manager or consultant for any Entity which acquires assets or properties from any of the Debtors and which after such acquisition is not a Competitor; or (f) acting as an investor, consultant, employee, director, member, manager, or in any other capacity in a company which provides advice to Entities (other than a Competitor) undergoing the restructuring of their assets and liabilities; or (g) acting as in investor, consultant, employee, director, member, manager or in any other capacity in respect of any Entity which is not a Competitor of the Debtors and sells, leases, or otherwise provides goods, services, personnel, equipment or products of any kind to any of the Debtors or to any other Entity in the ordinary course of business on arms length terms and conditions.

         8.3 Elkins agrees to hold all Trade Secrets (as defined in his Employment Agreement) in confidence and to not discuss, communicate or transmit to others, or make any unauthorized use of the Trade Secrets in any capacity, position or business; provided, however, nothing contained herein or in Article
4.1 of the Employment Agreement shall preclude Elkins from using Trade Secrets in connection with the acquisition by Elkins or his affiliate of any assets or properties from any of the Debtors.

         9.0  DEFAULT, REMEDIES

         9.1  A default hereunder shall include any of the following:

              (a) Any promise, covenant, representation or warranty by any party hereto contained herein shall prove to be materially false, untrue or incorrect when made, or shall contain a material omission, the absence of which renders said representation, warranty, promise or covenant materially misleading.

              (b) Any party shall fail to timely and fully perform any of its obligations, promises, representations, warranties or covenants set forth herein. If the Committee defaults on its obligations under Exhibit C, such default shall constitute a default hereunder by the Debtors.

         9.2 If a default shall occur and if such default shall continue unremedied for a period of ten (10) days after notice thereof has been provided to the defaulting party and to the Committee, the non-defaulting party shall have and may exercise all rights available to it at law or equity.

         9.3 Because of the difficulty in ascertaining the damages which may be suffered by the Debtors if Elkins breaches the provisions of sections 8.2 or 8.3, Elkins agrees that equitable relief, including a temporary or permanent injunction, is proper to redress his actual or threatened breach of sections 8.2 or 8.3 of this Agreement.

         9.4 In any action to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover from the defaulting party the prevailing party's actual costs of enforcement of this Agreement, including attorneys fees and other costs of suit.

         9.5 If the Approval Order has not been entered by August 25, 2000, or if the Closing Date has not occurred by September 30, 2000 (or, in each case, such later date or dates as may be agreed upon by the Debtors, Elkins and the Committee), then either the Debtors, Elkins or the Committee shall have the right to terminate this Agreement (and the letter agreement substantially in the form of Exhibit C) which termination shall occur automatically upon the giving of notice of such termination to the other parties in accordance with the notice provisions hereof. A party that is in default shall not be entitled to elect to terminate this Agreement or Exhibit C based upon the failure of the Approval Order to be entered or the Closing Date to occur by the dates set forth above in this Section 9.5 (or such later dates as may be agreed upon by the Debtors, Elkins and the Committee).

         10. EFFECTIVE  DATE.  This Agreement  shall take effect,  and shall  be
binding  and  enforceable,   on  and  after  the  Effective  Date.

         11. FURTHER ASSURANCES. The obligations of the parties require that they employ their good faith and best efforts in effectuating and fulfilling the obligations contemplated hereunder. In furtherance thereof, the parties agree at any time from time to time to execute any and all documents reasonably requested by the other parties to carry out and further the intent of this Agreement.

         12. ACTIONS AT CLOSING TO BE CONCURRENT All proceedings to be taken and all documents to be executed and delivered in connection with the consummation of the transactions contemplated hereby shall be deemed to have been taken and executed simultaneously, and no proceeding shall be deemed taken or any documents delivered until all have been taken and delivered.

         13. GOVERNING LAW; CONSENT TO JURISDICTION This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware. The parties consent to the jurisdiction of the Court in all actions to enforce this Agreement until the Case is closed or dismissed; thereafter, the state and federal courts of Delaware shall have jurisdiction to enforce this Agreement.

         14. COUNTERPART EXECUTION This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. It shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

         15. INTEGRATION This is the entire agreement of the parties with respect to the subject matter hereof. There are no other oral or written understandings, terms or conditions not contained in this Agreement, and no party has relied upon any representation or warranty not contained in this Agreement. Exhibits are an integral part of this Agreement.

         16. CONSTRUCTION OF AGREEMENT AND DOCUMENTS The parties hereto agree that the terms and language of this Agreement were the result of negotiations between the parties and, as a result, there shall be no presumption that ambiguities, if any, in this Agreement shall be resolved against either party; further, any controversy over the construction of this Agreement shall be decided without regard to events of authorship or negotiation.

         17. AMENDMENT, WAIVER No consent or waiver, express or implied, by any party to any breach hereof shall be deemed or construed to be a consent or waiver to a breach hereof at any other time. No failure or delay of any party in enforcing any remedy for default hereunder shall constitute a waiver of that party's right to enforce such remedy. This Agreement may not be changed or modified except by a writing signed by all parties and consented to by the Committee.

         18. SUCCESSORS BOUND This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective heirs, administrators, legal representatives, successors and assigns.

         19. CONSIDERATION This Agreement is entered into without force or duress, in the free will of the parties, and on account of the receipt of consideration. All parties acknowledge that they have not entered into this Agreement in reliance upon any inducement or promise not otherwise contained herein. The parties have consulted extensively with their respective counsel regarding the terms of this Agreement and the Exhibits hereto. The decision of the parties to execute this Agreement and the Exhibits is a fully informed decision, and the parties are aware of all legal and other ramifications of such decision.

         20. HEADINGS Headings, titles and captions preceding the sections hereof are provided for convenience of reference and shall not be used to explain or to restrict the meaning, purpose or effect of any provision to which they refer.

         21. ADMISSIBILITY OF THE AGREEMENT After the Effective Date, the terms of this Agreement shall be fully admissible in any court. The parties hereto waive any objection that may be interposed under any state or federal rules of evidence as to the admissibility of this document.

         22. NO THIRD PARTY RIGHTS Except for rights accruing to the Elkins Released Parties and Monarch/Lyric Released Parties, it is not the intent of the parties who are signatories to this Agreement to grant any rights whatsoever to parties who are not signatories to this Agreement, and no provision of this Agreement should be construed to grant any rights to any party who is not a signatory hereto.

         23. NO ADMISSION Nothing contained in this Agreement, or in any of the negotiations leading up to the making of this Agreement, shall be construed as an admission of any sort whatsoever by any party to this Agreement.

         24. NOTICES Notice of any event as to which notice may be required hereunder shall be given in writing by certified mail, by overnight courier service, or by hand delivery, to each of the parties at the following addresses, and shall be effective three days after mailing or one day after delivery to an overnight courier service, or upon receipt if delivered by hand:

             25.1     If to Robert N. Elkins
                      7583 Bay Colony Road
                      Naples, Florida 34108

             25.2     If to the Debtors:
                      Integrated Health Services, Inc.
                      910 Ridgebrook Road
                      Sparks, Maryland 21152
                      Attention:  General Counsel

                      With a copy (until the effective date of a Plan) to:

                      Kaye Scholer Fierman Hays & Handler LLP
                      425 Park Avenue
                      New York, New York 10022
                      Attention: Michael J.Crames

         Any notice to be given to or by the Debtors shall also be given to counsel to the Committee at the address set forth on Exhibit C hereto.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and the year first above written.

WITNESS OR ATTEST:

 /s/ Laura Stouffer                          /s/ Robert N. Elkins
-----------------------------             ---------------------------------
                                                 ROBERT N. ELKINS


                                          RNE SKYVIEW, LLC


                                          By:  /s/ Robert N. Elkins
                                             ------------------------------

                                          INTEGRATED HEALTH SERVICES, INC.


/s/ Laura Stouffer                        By: /s/ C. Taylor Pickett
-----------------------------                ------------------------------

                                                                       EXHIBIT A



                                 PROMISSORY NOTE

Dated:  April 8, 1999                                             $11,500,000.00

FOR VALUE RECEIVED, the undersigned, ROBERT N. ELKINS (the "Maker"), promises to pay to the order of INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS"), in lawful money of the United States of America, the principal sum of ELEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($11,500,000.00) (the ADebt@), plus all accrued and unpaid interest thereon at the rate of seven percent (7%) per annum, on the date (the "Maturity Date") which is five years from the date hereof.

Notwithstanding the foregoing, on the second anniversary, and each anniversary thereafter, of the date of this Note, provided that Maker is then a full-time active employee of IHS, there shall be automatically forgiven hereunder (i) that portion of the then unpaid principal balance of this Note as shall be equal to twenty (20%) percent of the Debt, and (ii) all accrued and unpaid interest on the principal amount. On the fifth anniversary of the date of this Note, provided that Maker is then a full-time active employee of IHS, there shall be automatically forgiven hereunder (i) that portion of the then unpaid principal balance of this Note as shall be equal to forty (40%) percent of the Debt, and
(ii) all accrued and unpaid interest on the principal amount so forgiven. Accordingly, if Maker shall have remained in the continuous employ of the Company for a period of five (5) years following the date hereof, all principal and accrued interest under this Note shall be automatically forgiven as of the Maturity Date. In addition, the entire unpaid principal balance of this Note and all accrued and unpaid interest thereon automatically shall be forgiven upon (i) the occurrence of a "change of control" as defined in the then current employment agreement between Maker and IHS ("Maker's Employment Agreement"),
(ii)  the  effective  date  of any  termination  by IHS  of  Maker's  Employment
Agreement other than for cause as defined in Maker's Employment Agreement, including, but not limited to, a rejection of Maker's Employment Agreement in a reorganization proceeding, or (iii) the effective date of any termination by IHS of Maker's employment other than for cause as defined in Maker's Employment Agreement.

All payments on this Note shall be applied first to accrued and unpaid interest and costs of collection and then to any unpaid principal. At his/her option, Maker may at any time and from time to time pre-pay all or part of the principal amount of this Note, without premium, penalty or notice.

Maker waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note. Maker shall pay all costs of collection of this Note, including reasonable attorneys' fees. All rights and remedies given by this Note, are cumulative and not exclusive of any thereof or of any other rights or remedies available to IHS, and no course of dealing between Maker and IHS, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by IHS.

This Note shall be governed, interpreted, and enforceable in accordance with the laws of the State of Maryland.

THIS NOTE SUPERCEDES AND REPLACES IN ITS ENTIRETY THE NOTE DATED MARCH 24, 1999 IN THE PRINCIPAL AMOUNT OF ELEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND DOLLARS ($11,750,000.00), WHICH HAD SUPERCEDED AND REPLACED IN ITS ENTIRETY THE NOTE DATED MARCH 4, 1999 IN THE PRINCIPAL AMOUNT OF SIX MILLION DOLLARS ($6,000,000).

IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.


                                                  /s/ Robert N. Elkins [SEAL]
                                                  --------------------
                                                  Robert N. Elkins

                             AMENDED PROMISSORY NOTE


Dated:  July 8, 1999                                               $8,750,000.00


FOR VALUE RECEIVED, the undersigned, ROBERT N. ELKINS (the "Maker"), promises to pay to the order of INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS"), on July 8, 2004 in lawful money of the United States of America, the principal sum of EIGHT MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($8,750,000.00), plus all accrued and unpaid interest thereon.

This Note replaces in its entirety the Note dated November 13, 1998 in the principal amount of FOUR MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($4,500,000) and the Note dated October 12, 1998 in the principal amount of FOUR MILLION TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($4,250,000).

The aggregate unpaid principal amount of this Note outstanding from time to time shall bear interest from the date hereof to maturity at six and eight tenths percent (6.8%) per annum.

Notwithstanding the foregoing, on the second anniversary, and each anniversary thereafter, of the date of this Note, provided that Maker is then a full-time active employee of IHS, there shall be automatically forgiven hereunder (i) that portion of the then unpaid principal balance of this Note as shall be equal to twenty (20%) percent of the Debt, and (ii) all accrued and unpaid interest on the principal amount. On the fifth anniversary of the date of this Note, provided that Maker is then a full-time active employee of IHS, there shall be automatically forgiven hereunder (i) that portion of the then unpaid principal balance of this Note as shall be equal to forty (40%) percent of the Debt, and
(ii) all accrued and unpaid interest on the principal amount so forgiven. Accordingly, if Maker shall have remained in the continuous employ of the Company for a period of five (5) years following the date hereof, all principal and accrued interest under this Note shall be automatically forgiven as of the Maturity Date. In addition, the entire unpaid principal balance of this Note and all accrued and unpaid interest thereon automatically shall be forgiven upon (i) the occurrence of a "change of control" as defined in the then current employment agreement between Maker and IHS ("Maker's Employment Agreement"),
(ii)  the  effective  date  of any  termination  by IHS  of  Maker's  Employment
Agreement other than for cause as defined in Maker's Employment Agreement, including, but not limited to, a rejection of Maker's Employment Agreement in a reorganization proceeding, or (iii) the effective date of any termination by IHS of Maker's employment other than for cause as defined in Maker's Employment Agreement.

At his option, Maker may at any time and from time to time pre-pay all or part of the principal amount of this Note, without premium, penalty or notice.

Maker shall pay all costs of collection of this Note, including reasonable attorneys' fees.

Maker waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note. All rights and remedies given by this Note are cumulative and not exclusive of any thereof or of any other rights or remedies available to IHS, and no course of dealing between Maker and IHS, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy. Every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by IHS.

This Note shall be governed, interpreted, and enforceable in accordance with the Laws of Maryland.

IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.


                                          /s/ Robert N. Elkins
                                         ---------------------------------------
                                          Robert N. Elkins                [SEAL]

                                PROMISSORY NOTE
Dated: July 8, 1999                                                 4,409,095.00


FOR VALUE RECEIVED, the undersigned, ROBERT N. ELKINS (the "Maker"), promises to pay to the order of INTEGRATED HEALTH SERVICES, INC., a Delaware corporation ("IHS"), in lawful money of the United States of America, the principal sum of FOUR MILLION FOUR HUNDRED NINE THOUSAND NINETY-FIVE AND 00/100 DOLLARS ($4,409,095.00) (the "Debt"), plus all accrued and unpaid interest thereon at the rate of the higher of (i) IHS' cost of borrowing under its bank credit facility or (ii) seven and one-half percent (7.5%) per annum, on the date (the "Maturity Date") which is five years from the date hereof.


Notwithstanding the foregoing, on the second anniversary, and each anniversary thereafter, of the date of this Note, provided that Maker is then a full-time active employee of IHS, there shall be automatically forgiven hereunder (i) that portion of the then unpaid principal balance of this Note as shall be equal to twenty (20%) percent of the Debt, and (ii) all accrued and unpaid interest on the principal amount. On the fifth anniversary of the date of this Note, provided that Maker is then a full-time active employee of IHS, there shall be automatically forgiven hereunder (i) that portion of the then unpaid principal balance of this Note as shall be equal to forty (40%) percent of the Debt, and
(ii) all accrued and unpaid interest on the principal amount so forgiven. Accordingly, if Maker shall have remained in the continuous employ of the Company for a period of five (5) years following the date hereof, all principal and accrued interest under this Note shall be automatically forgiven as of the Maturity Date. In addition, the entire unpaid principal balance of this Note and all accrued and unpaid interest thereon automatically shall be forgiven upon (i) the occurrence of a "charge of control" as defined in the then current employment agreement between Maker and IHS ("Maker's Employment Agreement"),
(ii) the effective date of any termination by IHS Maker's Employment Agreement other than for cause as defined in Maker's Employment Agreement, including, but not limited to, a rejection of Maker's Employment Agreement in a reorganization proceeding, or (iii) the effective date of any termination by IHS of Maker's employment other than for cause as defined in Maker's Employment Agreement.


All payments on this Note shall be applied first to accrued and unpaid interest and costs of collection and then to any unpaid principal. At his option, Maker may at any time and from time to time pre-pay all or part of the principal amount of this Note, without premium, penalty or notice.

Maker waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note. Maker shall pay all costs of collection of this Note, including reasonable attorney's fees. All rights and remedies given by this Note, are cumulative and not exclusive of any thereof or of any other rights or remedies available to IHS, and no course of dealing between Maker and IHS, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by IHS.

This Note shall be governed, interpreted, and enforceable in accordance with the laws of the State of Maryland.

This Note replaces in its entirety the Note originally issued on December 19, 1996 in the principal amount of $4,690.527.

IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

                                             /s/ Robert N. Elkins
                                             -----------------------------[SEAL]
                                             ROBERT N. ELKINS

                                PROMISSORY NOTE


Dated: July 8, 1999                                               $11,780,210.00

FOR VALUE RECEIVED, the undersigned, ROBERT N. ELKINS. ("Maker") promises to pay to the order of INTEGRATED HEALTH SERVICES, INC. a Delaware corporation ("IHS"), in lawful money of the United States of America, on July 8, 2003 (the "Maturity Date"), the principal sum of ELEVEN MILLION SEVEN HUNDRED EIGHTY THOUSAND TWO HUNDRED TEN AND 00/100 DOLLARS ($11,780,210.00) (the "Debt"), or such lesser amount of the Debt as shall then be outstanding and unpaid, plus all accrued and unpaid interest on the Debt. Maker also promises to pay interest on the unpaid principal amount of the Debt from time to time outstanding, and on any interest that has from time to time become due but has not yet been paid, at the rate of Six and Eight-tenths Percent (6.8%) per annum, compounded annually and payable annually in arrears on July 8 of each year, commencing on July 8, 2000, from the date hereof until all such unpaid principal and unpaid interest shall have been paid in full or forgiven.

Notwithstanding the foregoing, on the first anniversary, and each anniversary thereafter, of the date of this Note, provided that Maker is then a full-time active employee of IHS, there shall be automatically forgiven hereunder (i) that portion of the then unpaid principal balance of this Note as shall be equal to twenty-five (25%) percent of the Debt, and (ii) all accrued and unpaid interest on the principal amount. On the fourth anniversary of the date of this Note, provided that Maker is then a full-time active employee of IHS, there shall be automatically forgiven hereunder (i) that portion of the then unpaid principal balance of this Note as shall be equal to twenty-five (25%) percent of the Debt, and (ii) all accrued and unpaid interest on the principal amount so forgiven. Accordingly, if Maker shall have remained in the continuous employ of the Company for a period of four (4) years following the date hereof, all principal and accrued interest under this Note shall be automatically forgiven as of the Maturity Date.

All payments on this Note shall be applied first to accrued and unpaid interest and costs of collection and then to any unpaid principal. At his option, Maker may at any time and from time to time pre-pay all or part of the principal amount of this Note, without premium, penalty or notice.

By its acceptance of this Note, IHS acknowledges and agrees that: (i) Maker is authorized at any time and from time to time to set off and apply any and all indebtedness at any time owing by Maker under this Note against any and all indebtedness or other obligations of IHS then due and owing to Maker and (ii) any and all payments in respect of indebtedness or other obligations from time to time due and owing from IHS to Maker shall be made without deduction or set-off for any indebtedness at any time owing by Maker under this Note.

By accepting this Note, IHS agrees that, upon the occurrence of any Change of Control or any termination of Maker's employment with IHS by death, for Permanent Disability, by Maker for Good Reason, or by IHS without Cause, (a) the Debt and all other amounts and obligations of Maker under this Note that are not then due shall be automatically and immediately discharged and forgiven and (b) this Note shall be marked "canceled" and promptly returned to Maker. For purposes of this Note, (x) the term "Employment Agreement" shall mean the Employment Agreement between IHS and Maker effective as of January 1, 1994, as from time to time amended, (y) the terms "Change of Control", "Permanent Disability", "Good Reason" and "Cause" shall have the meanings set forth in the Employment Agreement and (z) whether Maker's employment has been terminated for Permanent Disability, by Maker for Good Reason, or by IHS for Cause shall be determined in accordance with the procedures set forth in the Employment Agreement. In addition, the entire unpaid principal balance of this Note and all accrued and unpaid interest thereon automatically shall be forgiven upon (i) the effective date of any termination by IHS of Maker's Employment Agreement other than for cause as defined in Maker's Employment Agreement, including, but not limited to, a rejection of Maker's Employment Agreement in a reorganization proceeding, or (ii) the effective date of any termination by IHS of Maker's employment other than for cause as defined in Maker's Employment Agreement.

In the event that IHS purports to terminate Maker's employment for Cause pursuant to the provisions of Section 3.4 of the Employment Agreement (or any successor provisions), and Maker disputes that he was properly terminated for Cause pursuant to such provisions, neither the Debt nor any other amount or obligation of the Maker under this Note that is not then due shall be due or payable until a final, unappealable judgment has been entered by a court of competent jurisdiction affirming that Maker was properly terminated for Cause in accordance with such provisions.

Maker waives presentment for payment, demand, notice of non-payment, notice of protest, and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor, or enforcement of the payment of this Note. Maker shall pay all costs of collection of this Note, including reasonable attorney's fees. All rights and remedies given by this Note are cumulative and not exclusive of any thereof or of any other rights or remedies available to IHS, and no course of dealing between Maker and IHS, or any delay or omission in exercising any right or remedy shall operate as a waiver of any right or remedy, and every right and remedy may be exercised from time to time and as often as shall be deemed appropriate by IHS.

Neither this Note, nor the Debt or any amounts evidenced hereby, nor any other rights or obligations of Maker of IHS under or in connection with this Note, may be sold, assigned, pledged or otherwise transferred or encumbered, any attempt to do so shall be null and void. This Note, and the rights and obligations of Maker and IHS hereunder, shall inure to the benefit of and be binding upon Maker, IHS and their respective successors, permitted assigns, heirs, executors and personal representatives.

This Note shall be governed, interpreted, and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflict of laws.

This Note replaces in its entirety the Note originally issued on September 30, 1998 which was a replacement of the Note originally issued on September 29, 1997 and the Note originally issued on January 28, 1998.

IN WITNESS WHEREOF, the undersigned has executed this Note on the date first above written.

                                             /s/ Robert N. Elkins
                                             -----------------------------[SEAL]
                                             ROBERT N. ELKINS

                                                                       EXHIBIT B


                              CONSULTING AGREEMENT

         CONSULTING AGREEMENT, dated as of _______________, 2000, by and between INTEGRATED HEALTH SERVICES, INC., a Delaware corporation (the "Company"), and ROBERT N. ELKINS (the "Consultant").

         WHEREAS, the Company desires to utilize and avail itself of the experience and expertise of the Consultant, as an independent contractor, in a consulting capacity and the Consultant desires to provide its services to the Company in accordance with the terms and conditions of this Agreement.

         NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1.   DEFINITIONS.   For purposes of this Agreement:

              1.1 "Board" means the Board of Directors of the Company, as it may be constituted from time to time.

              1.2   "Person"   means  any   individual,   sole   proprietorship,
partnership, joint venture, trust, unincorporated organization, association, corporation, or entity.

              1.3 "Agreement" means the Agreement between the Company and Elkins dated as of ________, 2000.

         Capitalized terms used herein which are not otherwise defined shall have the meanings set forth in the Agreement, unless the context otherwise requires.

         2. TERM OF CONSULTING PERIOD. Subject to Section 6 hereof, the term of this Agreement shall commence on the Closing Date and continue through the close of business on the day prior to the first anniversary of the Closing Closing Date (the "Term")

         3. DUTIES. The Consultant hereby agrees during the Term to render consulting services when and if reasonably requested by the Chief Executive Officer of the Company, subject to the availability of the Consultant. Consultant shall be entitled to not less than twenty-four (24) hours actual advance notice of any request to perform services under this Agreement;
provided, however, that Consultant shall be entitled to not less than forty-eight (48) hours actual advance notice of any request to perform services under this Agreement which require travel in excess of a fifty (50) mile radius of Consultant's residence in Naples, Florida. The Consultant shall not be required to perform services in any consecutive thirty (30) day period which consume more than ten (10) hours of the Consultant's time. The Consultant shall not be required to spend more than one hundred (100) hours in the aggregate performing services during the Term of this Agreement.

              COMPENSATION AND REIMBURSABLE EXPENSES.

              4.1 COMPENSATION. As full compensation for all obligations of Consultant and services to be rendered by the Consultant during the Term, the Company shall pay to the Consultant the Closing Payment on the Closing Date, which shall be deemed fully earned and nonrefundable when paid (the "Consulting Compensation"). The Company shall not withhold or cause to be withheld from the Consulting Compensation any taxes or other amounts and Consultant shall pay directly any taxes with respect thereto.

              4.2 EXPENSES. The Company shall reimburse the Consultant during the Term for all of his reasonable out-of-pocket expenses incurred pursuant to this Agreement and in connection with the performance of his duties under this Agreement, upon submission of satisfactory documentation evidencing such expenditures, within thirty (30) days of request for such reimbursement. It is understood and agreed that the foregoing expenses shall not include any expenses related to any non-commercial air travel.

         5. RELATIONSHIP BETWEEN PARTIES. The relationship of the Consultant to the Company shall be that of an independent contractor. Consequently, neither party shall have the authority to act for or on behalf of the other or to bind the other without its express approval in writing. The Consultant shall not be considered as having employee status for the purpose of any employee benefit plan applicable to the Company's employees generally, payroll withholding taxes, or for any other purpose.

         6.   TERMINATION.

              6.1 Subject to the provisions of this Agreement, the Company may terminate this Agreement without cause at any time on thirty (30) days written notice to the other party.

              6.2 Subject to the provisions of this Agreement, the Consultant may terminate this Agreement on thirty (30) days notice upon occurrence of any of the following: (i) default by the Company under this Agreement or under the Agreement, or (ii) if Consultant permanently retires from active business operations. In addition, this Agreement will automatically terminate on the death or disability of the Consultant.

              6.3 If the Company or the Consultant terminates this Agreement in the manner permitted by this section, or upon expiration of the Term ("Termination of this Agreement"), the Company shall pay to the Consultant any unreimbursed expenses required to be paid to the Consultant pursuant to section
4.2 hereof.

              6.4  On  Termination  of  this  Agreement,  the  Consultant  shall
promptly  return  to  the  Company  all  documents,   materials,  papers,  data,
statements and any other written material (including but not limited to all copies thereof) and other property of the Company in the possession of the Consultant.

         7. NON-ASSIGNMENT. This Agreement and all of the Consultant's rights and obligations hereunder are personal to the Consultant and shall not be assignable. No person, firm or corporation succeeding to the business of the Company by a merger, purchase, consolidation or otherwise shall assume by contract or operation of law the rights of the Company hereunder.

         8. NON COMPETE; CONFIDENTIALITY The provisions of Section 8.2, 8.3 and 9.3 of the Agreement are incorporated herein by reference.

         9.  OTHER PROVISIONS.

             9.1 NOTICES. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telex, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission or, if mailed, five (5) days after the date of deposit in the United States mail, as follows:

             (i)  if to the Company, to:

                  Integrated Health Services, Inc.
                  910 Ridgebrook Road
                  Sparks, Maryland 21152
                  Attention: Chief Executive Officer

             (ii) if to the Consultant, to:

                  Robert N. Elkins
                  7583 Bay Colony Road
                  Naples, Florida 34108

Any party may change its address for notice hereunto by notice to other party hereto.

             9.2 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior representations, warranties and agreements, written or oral, with respect thereto, between the Company and the Consultant.

             9.3 WAIVERS AND AGREEMENTS. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

             9.4 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of law.

             9.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

             9.6 HEADINGS. The headings of this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

         10. ARBITRATION. In the event of a dispute between the Company and the Consultant over the terms of this Agreement which is not settled by the parties, the Company and the Consultant agree to settle any and all such disputed issues by arbitration in accordance with the then-existing rules of the American Arbitration Association. The Company and the Consultant shall jointly appoint one person to act as the arbitrator. The decision of the arbitrator shall be binding upon the parties and there shall be no appeal therefrom other than for bias, fraud or misconduct. The costs of the arbitration, including the fees and expenses of the arbitrator, shall be borne fifty per cent by the Company, on the one hand, and fifty per cent by the Consultant, on the other, but each party shall pay its own attorney's fees and other professional costs and expenses; provided, however, that if the arbitrator shall rule for the Consultant, the Company shall pay or reimburse the Consultant's reasonable attorneys' fees and other professional costs and expenses and the Consultant's share of the arbitration costs incurred in connection with such arbitration. Any decision rendered by the arbitrator, except as provided above, shall be final and binding.

         11. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                      INTEGRATED HEALTH SERVICES, INC.

                                      By:  /s/ C. Taylor Pickett
                                         ---------------------------------------
                                      Name: C. Taylor Pickett
                                           -------------------------------------
                                      Title: EVP and CFO
                                            ------------------------------------


                                       /s/ Robert N. Elkins
                                      -----------------------------------
                                      Robert N. Elkins

                                                                       EXHIBIT C


                  Official Committee of Unsecured Creditors of
           Integrated Health Services, Inc. and Subsidiaries, Debtors
                  Otterbourg, Steindler, Houston & Rosen, P.C.
                    230 Park Avenue, New York, New York 10169

                                  July 26, 2000
Robert N. Elkins
7583 Bay Colony Road
Naples, Florida 34108

Dear Dr. Elkins:

         This letter is delivered to you in connection with the Agreement dated as of July 26, 2000 (the "Agreement") between you and Integrated Health Services, Inc. and subsidiaries ("IHS" or the "Debtors"). All capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement. Paragraphs 1 and 2 of this letter will constitute the binding obligation of the Committee, enforceable in accordance with its terms, immediately upon execution and delivery of the Agreement. The balance of this letter will become the binding obligation of the Committee, enforceable in accordance with its terms, upon entry of the Approval Order. This letter applies in favor of any Elkins Released Party and Monarch/Lyric Released Party. The Committee's obligations under this letter will terminate upon the occurrence of an Event of Default by Elkins under the Agreement, or in the event the Agreement is terminated pursuant to Section 9.5 thereof.

         1. The Committee has performed such analysis, and consulted its professional advisors, as it deems necessary or appropriate with respect to the Agreement. The Committee believes that consummation of the transactions provided for in the Agreement is in the best interests of the Debtors, their estates and their creditors.

         2. The Committee will support the relief requested in the Motion and entry of the Approval Order, and will submit pleadings in support of the Motion.

         3. Without Elkins' prior written consent, which will not be unreasonably withheld, the Committee will not take any action (whether by way of application to any court, pursuant to a Plan, or otherwise), (a) to vacate, amend or modify, the Agreement or Approval Order, or (b) to deprive any party of any of the benefits of the Agreement.

         4. The Committee will take no action to cause the Debtors to redeem, terminate, reduce, cancel or otherwise adversely affect the continuation or maintenance of the D&O Policies in a manner that would adversely affect the rights of any Elkins Released Party under the Agreement or under the D&O Policies.

         5. The Committee will not unreasonably oppose the inclusion of Elkins as a beneficiary of any release of officers or directors of the Debtors which may be included in any Plan to the extent provided in Section 4.10 of the Agreement, and will not oppose reasonable efforts by the Debtors to include Elkins as a party covered by any injunction which the Debtors may seek against the continuation of any third party action.

                       Very truly yours,


                       Otterbourg Steindler Houston & Rosen
                       Counsel for the Official Committee of Unsecured Creditors


                        By:  /s/ Glenn Rice
                            ----------------------------------------------------
                                           Glenn Rice, Esq.

                                                                       EXHIBIT D

                               MONARCH PROPERTIES

         Monarch Properties, LLC                        Monarch Advisory Group, LLC
          |          |                                                |
          |          |                                                |
MP Operating, Inc.   |                                                |
          |          |                                   Monarch Properties II, LLC
          |          |                                                |
MP Operating, LLC    |                                                |
          |          |                                                |
          |          |                                Monarch Properties at Jacksonville, LLC
  Monarch Properties, LP

                                                                       EXHIBIT E

                             LYRIC HEALTHCARE LLC

                Integrated Health Services, Inc.                                     TFN Healthcare Investors, LLC
                           (50%)                                                                (50%)
                 \                                                                                              /
                    \                                                                                        /
                       \                                                                                  /
                          \                                                                            /
                             \                                                                      /
                                \                                                                /
                                   \                                                          /
                                      \                                                    /
                                         \                                              /
                                            \                                        /
                                               \                                  /
                                                  \                            /
                                                     \                      /
                                                       Lyric Health Care LLC
                                                                  |
                                                                  |
  ------------------------------------------------------------------------------------------------------------------------------
             |                                  |                                 |                                 |
             |                                  |                                 |                                 |
     Lyric Health Care                  Lyric Health Care                 Lyric Health Care                 IHS of Florida at
        Holdings Inc.                   Holdings II, Inc.                 Holdings III, Inc.                Jacksonville, Inc.
             |                                  |                                 |                                 |
             |                                  |                                 |                                 |
  5 Facilities leased from          5 Facilities leased from          32 Facilities leased from           1 Facility leased from
      Omega Healthcare                  Omega Healthcare                 Monarch Properties                  Monarch Properties
       Investors, Inc.                   Investors, Inc.                   by Subsidiaries                           at
      by Subsidiaries                    by Subsidiaries                   (See Exhibit C)                   Jacksonville, LLC
      (See Exhibit A)                    (See Exhibit B)

LYRIC HEALTH CARE HOLDINGS, INC.

                                                   Lyric Health Care Holdings, Inc.
                                                                  |
                                                                  |
 --------------------------------------------------------------------------------------------------------------------------------
             |                      |                     |                          |                            |
             |                      |                     |                          |                            |
   Claremont Integrated     IHS Acquisition     Gainesville Healthcare           Rest Haven             Integrated Management -
       Health, Inc.           No. 123, Inc.         Center, Inc.               Nursing Center           Governor's Park, Inc.
                                                                            (Chestnut Hill), Inc.


LYRIC HEALTH CARE HOLDINGS II, INC.

                                               Lyric Health Care Holdings II, Inc.
                                                                  |
                                                                  |
 --------------------------------------------------------------------------------------------------------------------------------
         |                          |                          |                          |                            |
         |                          |                          |                          |                            |
  F.L.C. Sarasota             Pinellas Park           Central Park Lodges          Integrated Health of          Cambridge Group
Nursing Pavilion, Inc.       Nursing Home, Inc.      (Tarpon Springs), Inc.       Waterford Commons, Inc.      of Pennsylvania, Inc.

                      LYRIC HEALTH CARE HOLDINGS III, INC.

                                                    Lyric Health Care Holdings III, Inc.
                                                                      |
                                                                      |
----------------------------------------------------------------------------------------------------------------------------------
      |      |        |        |       |       |      |        |       |        |      |         |       |       |       |
      |      |        |        |       |       |      |        |       |        |      |         |       |       |       |
    IHS at   |       IHS       |  Integrated   |  Briar Hill,  |  Integrated    |     IHS        |  Cedarcroft   |  Manchester
   Colorado  |   Acquisition   |    Health     |     Inc.      |    Health      |  Acquisition   |    Health     |  Integrated
   Springs,  |   No. 103, Inc. |  Services at  |               |  Services at   |  No. 114, Inc. |   Services,   |  Health, Inc.
     Inc.    |                 |    Central    |               |   Briarcliff   |                |      Inc.     |
             |                 |               |               |   Haven, Inc.  |                |               |
             |                 |               |               |                |                |               |
            IHS               IHS             IHS             IHS              IHS               IHS            IHS
        Acquisition       Acquisition      Acquisition     Acquisition      Acquisition       Acquisition     Acquisition
        No. 129, Inc.     No. 140, Inc.    No. 134, Inc.   No. 132, Inc.    No. 138, Inc.     No. 128, Inc.   No. 133, Inc.




                                                    Lyric Health Care Holdings III, Inc.
                                                                      |
                                                                      |
-----------------------------------------------------------------------------------------------------------------------------------
 |       |         |       |        |       |        |         |        |        |        |           |        |        |       |
 |       |         |       |        |       |        |         |        |        |        |           |        |        |       |
 |      IHS        |      IHS       |      IHS       |        IHS       |       IHS       |       Rest Haven   |   Integrated   |
 |  Acquisition    |  Acquisition   |  Acquisition   |    Acquisition   |   Acquisition   |        Nursing     |       of       |
 |  No. 121, Inc.  |  No. 125, Inc. |  No. 124, Inc. |    No. 168, Inc. |   No. 127, Inc. |        Center      |    Amarillo,   |
 |                 |                |                |                  |                 |      (Whitemarsh)  |       Inc.     |
 |                 |                |                |                  |                 |          Inc.      |                |
 |                 |                |                |                  |                 |                    |                |
 |                 |                |                |                  |                 |                    |                |
  IHS              IHS             IHS               |                  IHS              IHS                  IHS          IHS at
Acquisition     Acquisition     Acquisition          |                Acquisition      Acquisition        Acquisition     Hanover
No. 131, Inc.   No. 170, Inc.   No. 171, Inc.        |                No. 136, Inc.    No. 174, Inc.      No. 139, Inc.  House, Inc.
                                                     |
                                                     |
                                           ---------------------
                                           |                    |
                                           |                    |
                                    Bethamy Living         LPC Bethamy
                                   Center Management         Health
                                        Company            Corporation
                                              |            |
                                              |            |
                                           Bethamy Living Center
                                            Limited Partnership

                                                                       EXHIBIT F


                           Tangible Personal Property

Ridolfo di Domenico Bigordi, called del Ghirlandaio "The Madonna and Child with Adoring Angels", oil on tempura on panel-a tondo, 35" diameter

Nicholas   Largilliere   "Portrait   of   Seigneur  de   Landreville,   Standing
Three-quarter Length by a Chair", oil on canvas, 54.1/4"x 41.3/4"

Hendrick de Clerk "The Gathering of Manna by the Israelites", oil on panel, octagonal made up to a square, 34" x 34"